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                                MICHIGAN BREWERY, INC.

                       COMPUTATION OF NET LOSS PER COMMON SHARE


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

                                                              Three          Thirteen            Nine        Thirty-Nine
                                                              Months          Weeks             Months          Weeks
                                                              Ended           Ended             Ended           Ended
                                                           September 30,   September 29,     September 30,   September 29,
                                                               1995            1996              1995            1996
                                                               ----            ----              ----            ----

Weighted average number of issued
   shares outstanding                                        2,185,326       2,500,000         2,079,029       2,500,000

Effect of:
   Common shares issued during
      1996 (1)                                                       0       2,748,626                 0       1,163,095
   Dilutive effect of cheap stock after
      application of treasury
      stock method (1)                                         418,383               0           418,383               0
                                                              ----------     ----------       ----------       ----------
Shares outstanding used to compute
   net income (loss) per share                               2,603,709       5,248,626         2,497,412       3,663,095
                                                              ----------     ----------        ----------     ----------
Net income (loss)                                            ($188,054)         $7,584         ($710,288)      ($722,888)
                                                             -----------     ----------        ----------      ----------
                                                             -----------     ----------        ----------      ----------

Net income (loss) per common share                              ($0.07)          $0.00            ($0.28)         ($0.20)
                                                             -----------     ----------        ----------

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(1) Cheap stock and common shares issued during 1996 are included in the computation for all periods presented in accordance with Staff Accounting Bulletin Topic 4 (D).